Exhibit 10.23

Confidential Portions of this document have been redacted and filed separately with the Commission.
[***] symbolizes language omitted pursuant to an application for Confidential Treatment.

AMENDMENT NO. 1
TO
MANUFACTURING SERVICES AGREEMENT

THIS AMENDMENT NUMBER 1 (“Amendment”) to that certain Manufacturing Services Agreement, dated as of November 23, 2004 (the “Agreement”), is made and entered into as of this 30th day of May, 2005, by and between Overland Storage, Inc., a California corporation, having a place of business at 4820 Overland Drive, San Diego, CA  92123 (“Overland”), and SANMINA-SCI Corporation, a Delaware corporation, on behalf of itself and its wholly-owned subsidiaries and having its principal place of business at 2700 North First Street, San Jose, California 95134, (“SANMINA-SCI”).

RECITALS

NOW, THEREFORE, in consideration of the mutual promises, covenants and other terms and conditions contained in this Amendment and for other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties agree as follows:

1.                                       Amendment.  The Agreement is hereby amended and modified so that a new Section 8.5 and 8.6 are added as follows:

8.5                                 Standard of Care.     Without limiting the generality of Sections 8.1, 8.2, 8.3 and 8.4 with respect to SANMINA-SCI’S care procedures for CUSTOMER Furnished Items or the insurance requirements of Section 10 pertaining to insuring CUSTOMER Furnished Items, SANMINA-SCI shall use [***] efforts to protect all CUSTOMER Furnished Items and CUSTOMER Furnished Components from damage, pilferage, electrostatic discharge (ESD), etc.  CUSTOMER and SANMINA-SCI acknowledge and agree that SANMINA-SCI shall not be responsible for any loss of or damage to CUSTOMER Furnished Components provided that such loss is less than [***]. SANMINA-SCI will, however, be responsible for any loses that [***].

8.6                                 Extent of Liability.  Subject to the limits defined in section 8.5 the parties agree that SANMINA-SCI’s liability for any CUSTOMER Furnished Item is limited to [***].

2.                                       Terms; No Other Changes.  Any capitalized terms contained in this Amendment and not defined in this Amendment have the meanings for such terms as are set forth in the Agreement. Except as expressly provided in this Amendment, the Agreement remains un-amended and unmodified and in full force and effect.

3.                                       General.  This Amendment contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, or representations between the parties with respect to the subject matter hereof, whether written or oral.  This Amendment may be modified only by a subsequent written agreement signed by the parties.  If any provision of this Amendment is held to be unenforceable, the remaining provisions will continue unaffected.

4.                                       Law.  This Amendment will be governed by and construed in accordance with the laws of the State of California, applicable to contracts entered into, and wholly to be performed within the State of California (regardless of the choice of law principles of California or any other jurisdiction).

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

Overland Storage, Inc.:		SANMINA-SCI Corporation:

By:	/s/ V.A. LoForti	By:	/s/ Donald W. Johnson
	Vernon A. LoForti,		Name: Donald W. Johnson
	Vice President and CFO		Title: Executive Vice President